Exhibit 20

World Omni Auto Receivables Trust 2004-A

Monthly Servicer Certificate

November 30, 2004

Aggregate Note Amount
Aggregate Note Amount

Original	840,000,000.00

Note Balance @ 10/31/04	739,007,148.18
Principal distributable amount	26,621,848.97

Note Balance @ 11/30/04	712,385,299.21

Class A-1 Note Amount
Note Amount

Original	178,000,000.00

Note Balance @ 10/31/04	77,007,148.18
Principal distributable amount	26,621,848.97

Note Balance @ 11/30/04	50,385,299.21

Class A-2 Note Amount
Note Amount

Original	232,000,000.00

Note Balance @ 10/31/04	232,000,000.00
Principal distributable amount	—

Note Balance @ 11/30/04	232,000,000.00

Class A-3 Note Amount
Note Amount

Original	212,000,000.00

Note Balance @ 10/31/04	212,000,000.00
Principal distributable amount	—

Note Balance @ 11/30/04	212,000,000.00

Class A-4 Note Amount
Note Amount

Original	181,900,000.00

Note Balance @ 10/31/04	181,900,000.00
Principal distributable amount	—

Note Balance @ 11/30/04	181,900,000.00

Class B Note Amount
Note Amount

Original	36,100,000.00

Note Balance @ 10/31/04	36,100,000.00
Principal distributable amount	—

Note Balance @ 11/30/04	36,100,000.00

Total
Distributable Amounts

Interest Distributable Amount	1,900,194.23
Principal Distributable Amount	26,621,848.97

Total	28,522,043.20

	Class A-1
Distributable Amounts

Interest Distributable Amount	110,989.23
Principal Distributable Amount	26,621,848.97

Total	26,732,838.20

	Class A-2
Distributable Amounts

Interest Distributable Amount	498,800.00
Principal Distributable Amount	0.00

Total	498,800.00

	Class A-3
Distributable Amounts

Interest Distributable Amount	581,233.33
Principal Distributable Amount	0.00

Total	581,233.33

	Class A-4
Distributable Amounts

Interest Distributable Amount	600,270.00
Principal Distributable Amount	0.00

Total	600,270.00

	Class B
Distributable Amounts

Interest Distributable Amount	108,901.67
Principal Distributable Amount	0.00

Total	108,901.67

	Series A-1	Series A-2
Note Factors
11/30/2004	28.3063479%	100.0000000%

	Series A-3	Series A-4
Note Factors
11/30/2004	100.0000000%	100.0000000%

	Series B
Note Factors
11/30/2004	100.0000000%

	$	#
Pool Data

Original Pool Balance	848,484,848.48	34,241
Contracts added 9/23/04	232,500,924.64	16,173
Pool Balance at 10/31/04	758,570,889.95	47,804
Principal Payments	23,692,840.51	764
Defaulted Receivables	635,700.59	36
Pool Balance at 11/30/04	734,242,348.85	47,004
Overcollateralization Target Amount	23,862,876.34
Recoveries	322,799.07

Weighted Average APR	7.58%
Weighted Average Remaining Term	55.55

	Aggregate Net Losses	Net Loss Ratio
September	209,566.90	0.313%
October	510,708.27	0.784%
November	312,901.52	0.495%

Average Net Loss Ratio		0.530%

Noteholders’ First Priority Principal Distributable Amount	0.00

Noteholders’ First Priority Principal Distributable Amount	0.00

	Advance	Reserve Fund
Account Balances

Balance as of 10/31/04	99,044.88	11,880,851.44
Balance as of 11/30/04	112,175.24	11,900,111.24
Change	13,130.36	19,259.80
Reserve Fund Requirement		11,604,698.38
Reserve Fund Supplemental Requirement/ (Excess)		(295,412.86)

	Total
Distribution per $1,000

Distribution Amount	33.9548133

Interest Distribution Amount	2.2621360
Interest Carryover Shortfall	0.0000000

Principal Distribution Amount	31.6926773

	Class A-1
Distribution per $1,000

Distribution Amount	150.1844843

Interest Distribution Amount	0.6235350
Interest Carryover Shortfall	0.0000000

Principal Distribution Amount	149.5609493

	Class A-2
Distribution per $1,000

Distribution Amount	2.1500000

Interest Distribution Amount	2.1500000
Interest Carryover Shortfall	0.0000000

Principal Distribution Amount	0.0000000

	Class A-3
Distribution per $1,000

Distribution Amount	2.7416667

Interest Distribution Amount	2.7416667
Interest Carryover Shortfall	0.0000000

Principal Distribution Amount	0.0000000

	Class A-4
Distribution per $1,000

Distribution Amount	3.3000000

Interest Distribution Amount	3.3000000
Interest Carryover Shortfall	0.0000000

Principal Distribution Amount	0.0000000

	Class B
Distribution per $1,000

Distribution Amount	3.0166667

Interest Distribution Amount	3.0166667
Interest Carryover Shortfall	0.0000000

Principal Distribution Amount	0.0000000

	Total
Servicing Fee

Amount of Servicing Fee Paid	632,142.41
Total Unpaid	0.00

	#	$
Delinquent Receivables

Past Due 31-60 days	493	6,795,836.05
Past Due 61-90 days	119	1,918,276.34
Past Due 91 + days	25	391,065.05
Total	637	9,105,177.44